Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Protagonist Therapeutics, Inc., of our report dated March 10, 2020 relating to the financial statements, which appears in Protagonist Therapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers LLP
San Jose, California
February 28, 2022